Allscripts announces fourth quarter and 2013 results

- Fourth quarter bookings of $274 million, 52 percent growth from prior year

- Revenue backlog totaled $3.4 billion, 21 percent growth compared to 2012

CHICAGO, Feb. 20, 2014 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) ("Allscripts" or the "Company") today announced financial results for the three months and year ended December 31, 2013.

Fourth Quarter Highlights

  Bookings(1) grew to $274 million, 52 percent compared to the fourth quarter of 2012 and 16 percent compared to the third quarter of 2013.
  Contract backlog continued to expand and totaled a record $3.4 billion on December 31, 2013. Backlog grew 21 percent compared to the end of 2012.
  Signed two new Sunrise agreements with Dameron Hospital Association and Guam Regional Medical City.
  Approximately 42 percent of fourth quarter bookings were from the sale of Population Health Management solutions(2). Allscripts industry-leading Population Health Management suite is used to manage care coordination, cost management, consumer empowerment, and connectivity, interoperability and integrated work flow inside the medical campus and outside the campus, connecting the community.
  Obtained ONC 2014 Edition Meaningful Use certifications, both complete and modular, for our EHRs and standalone solutions, including dbMotion and Allscripts ePrescribe, in order to facilitate maximum client flexibility.

"Allscripts fourth quarter 2013 results capped a defining year for the Company," said Paul M. Black, President and Chief Executive Officer of Allscripts. "We have been successful executing on key strategic initiatives, delivering on obligations and strengthening confidence with key clients, associates and shareholders."

Mr. Black continued, "The evidence of Allscripts market momentum can be seen in our performance as fourth quarter bookings grew 52 percent over the same period last year and full year 2013 bookings increased 23 percent. Looking ahead to 2014, the Company is well positioned to grow as we help our clients and prospects to navigate the global transition to value-based care."

Fourth Quarter Details

  Bookings of $274 million for the three months ended December 31, 2013. This compares with bookings of $181 million in the fourth quarter of 2012, and $236 million in the third quarter of 2013, or growth of 52 and 16 percent, respectively.
  GAAP revenue of $351 million and non-GAAP revenue of $354 million for the three months ended December 31, 2013. This compares with GAAP revenue of $351 million and non-GAAP revenue of $368 million in the fourth quarter of 2012.
  GAAP gross profit for the three months ended December 31, 2013 was $138 million. This compares with GAAP gross profit of $136 million in the fourth quarter of 2012.
  Non-GAAP gross profit was $157 million for the three months ended December 31, 2013, or 44.4 percent of total non-GAAP revenue. This compares with non-GAAP gross profit of $162 million or 44.0 percent of total non-GAAP revenue for the prior year period.
  GAAP operating loss for the three months ended December 31, 2013, including certain non-recurring expenses and transaction-related costs, was $28 million. This compares with GAAP operating loss of $27 million in the fourth quarter of 2012.
  Non-GAAP operating income, excluding certain non-recurring expenses and transaction-related costs, was $25 million for the three months ended December 31, 2013, or 7 percent of total non-GAAP revenue. This compares with non-GAAP operating income of $31 million or 8 percent of total non-GAAP revenue for the prior year period.
  GAAP net loss for the three months ended December 31, 2013, including certain non-recurring expenses and transaction-related costs, was $21 million and GAAP net loss per share was $0.12. This compares with a GAAP net loss of $24 million and GAAP net loss per share of $0.14 in the fourth quarter of 2012.
  Non-GAAP net income, after adjustments for certain non-recurring expenses and transaction-related costs, for the three months ended December 31, 2013 was $14 million and non-GAAP diluted earnings per share of $0.08. This compares with non-GAAP net income of $28 million and non-GAAP net income per share of $0.16, in the fourth quarter of 2012.
  Adjusted EBITDA was $49 million for the three months ended December 31, 2013. This compares with $54 million of Adjusted EBITDA in the fourth quarter of 2012.
  Fourth quarter 2013 GAAP results include the following items, all on a pre-tax basis:
    Deferred revenue and other adjustments of $2.6 million.
    Acquisition-related amortization of $18.9 million.
    Stock-based compensation expense of $9.2 million.
    Non-recurring expenses and transaction-related costs totaling $20.8 million.
    Non-cash asset impairment charge totaling $1.0 million.
    Non-cash charges to interest expense and other totaling $2.5 million.

2013 Details

  Bookings of $902 million in 2013, compared with bookings of $731 million in 2012, or growth of 23 percent.
  During 2013, Allscripts renewed and expanded numerous acute, ambulatory and population health management partnerships with clients including Phoenix Children's Hospital, North Shore-LIJ Health System, PIH Health, HealthCare Partners, New York Presbyterian Hospital and multiple other academic medical centers, multi-specialty physician groups and integrated delivery systems.
  GAAP revenue of $1,373 million and non-GAAP revenue of $1,383 million in 2013. This compares with GAAP revenue of $1,446 million and non-GAAP revenue of $1,465 million in 2012.
  Adjusted EBITDA was $180 million in 2013. This compares with $254 million of Adjusted EBITDA in 2012.

Please refer to Table 4 "Condensed Non-GAAP Financial Information" for a complete reconciliation of the GAAP and non-GAAP financial measures discussed in this news release. In addition, see the "Explanation of Non-GAAP Financial Measures" section in this news release for further discussion of these items.

Liquidity and Debt

As of December 31, 2013, Allscripts had total liquidity of approximately $411 million comprised of cash, marketable securities and undrawn amounts under its revolving credit facility.

In addition, on December 31, 2013, Allscripts had approximately $642 million of principal debt obligations, consisting of $345 million of its 1.25 percent Cash Convertible Notes and $297 million outstanding under its Senior Secured Credit Facilities.

Conference Call

Allscripts will conduct a conference call today, Thursday, February 20, 2014, at 4:30 PM Eastern Standard Time to discuss its earnings and other information. Participants may access the conference call via the Internet at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the US) or +1 (973) 935-8787 (international) and requesting Conference ID #11273737.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of two weeks, at http://www.allscripts.com or by calling (855) 859-2056 or +1 (404) 537-3406 - Conference ID #58879564.

Supplemental and non-GAAP financial information also will be available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, professional services, remote hosting, outsourcing and SaaS.
(2)

Population Health Management solutions are comprised of Allscripts Care Management, dbMotion, FollowMyHealth™ patient portal, Patient Flow, Care Director as well as Allscripts post-acute, decision support and clinical analytics solutions.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create an open, connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2014 Allscripts Healthcare, LLC. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts. Other company and product names featured herein may be the trademarks of their respective owners.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as "future," "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "will," "would," "could," "can," "may," and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the Company's failure to compete successfully; consolidation in the Company's industry; current and future laws, regulations and industry initiatives; the failure of markets in which the Company operates to develop as quickly as expected; increased government involvement in the Company's industry; the Company's or its customers' failure to see the benefits of government programs; changes in regulatory standards; changes in diagnosis and procedure coding; the effects of the realignment of the Company's sales, services, and support organizations; market acceptance of the Company's products and services; the sales cycle for the Company's products; the Company's ability to manage future growth; the Company's ability to introduce new products and services; risks related to the standardization of the Company's small office electronic health records and practice management systems; the Company's ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of the Company's products; the Company's ability to protect its intellectual property rights; the outcome of legal proceedings involving the Company; the Company's ability to hire, retain and motivate key personnel; performance by the Company's content and service providers; liability for use of content; security breaches; price reductions; the Company's ability to license and integrate third party technologies; the Company's ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; the Company's ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other factors can be found in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2012 and in other filings with the Securities and Exchange Commission, including in the Company's most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Each of these reports is available on the Company's website (http://investor.allscripts.com) and on the Securities and Exchange Commission's website (http://www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$63.0	$104.0
Accounts receivable, net	313.5	302.1
Deferred taxes, net	55.5	56.5
Prepaid expenses and other current assets	107.9	110.0
Total current assets	539.9	572.6
Long-term marketable securities	1.3	1.7
Fixed assets, net	174.0	155.4
Software development costs, net	88.2	95.6
Intangible assets, net	456.0	427.0
Goodwill	1,189.6	1,039.4
Deferred taxes, net	7.4	7.5
Other assets	163.3	50.3
Total assets	$2,619.7	$2,349.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$73.0	$45.9
Accrued expenses	96.5	93.1
Accrued compensation and benefits	80.2	44.1
Deferred revenue	251.0	255.7
Current maturities of long-term debt and capital lease obligations	16.4	79.3
Total current liabilities	517.1	518.1
Long-term debt	545.1	362.7
Deferred revenue	29.1	19.8
Deferred taxes, net	79.7	125.9
Other liabilities	130.6	38.7
Total liabilities	1,301.6	1,065.2
Total stockholders' equity	1,318.1	1,284.3
Total liabilities and stockholders' equity	$2,619.7	$2,349.5

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue:
System sales	$27.6	$29.1	$113.6	$145.3
Professional services	61.2	68.9	230.5	270.5
Maintenance	120.1	105.8	471.9	460.1
Transaction processing and other	142.1	147.1	557.1	570.4
Total revenue	351.0	350.9	1,373.1	1,446.3
Cost of revenue:
System sales	13.1	13.6	54.3	62.9
Professional services	52.8	61.6	215.1	234.8
Maintenance	36.1	36.5	143.9	145.4
Transaction processing and other	88.1	84.8	340.1	331.3
Amortization of software development and acquisition-related assets (a)	22.7	18.1	85.2	65.4
Total cost of revenue	212.8	214.6	838.6	839.8
Gross profit	138.2	136.3	534.5	606.5
Selling, general and administrative expenses	109.2	104.3	419.6	384.4
Research and development	47.9	50.0	199.8	162.1
Asset impairment charges	1.0	0.0	11.5	11.1
Amortization of acquisition-related intangible assets	7.6	8.6	31.2	35.6
(Loss) income from operations	(27.5)	(26.6)	(127.6)	13.3
Interest expense (b)	(7.0)	(4.3)	(28.0)	(16.2)
Other (expense) income, net	(0.2)	0.8	7.3	(14.6)
Loss before income taxes	(34.7)	(30.1)	(148.3)	(17.5)
Income tax benefit	14.1	5.8	44.3	16.3
Net loss	($20.6)	($24.3)	($104.0)	($1.2)

Loss per share - basic and diluted	($0.12)	($0.14)	($0.59)	($0.01)

Weighted average common shares outstanding:
Basic	178.5	171.4	177.0	178.7
Diluted	178.5	171.4	177.0	178.7

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$11.4	$11.3	$44.1	$37.0
Amortization of acquisition-related intangible assets	11.3	6.8	41.1	28.4
	$22.7	$18.1	$85.2	$65.4

(b) Interest expense for the three and twelve months ended December 31, 2013 includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes totaling approximately $2.5 million and $5.3 million, respectively.  Interest expense for the year ended December 31, 2013 also includes the write-off of approximately $3.9 million of deferred debt issuance costs associated with the refinancing of Allscripts' senior secured credit facilities.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	($20.6)	($24.3)	($104.0)	($1.2)
Non-cash adjustments to net loss:
Depreciation and amortization	47.0	39.6	178.8	150.2
Stock-based compensation expense	9.2	12.7	37.0	39.1
Other non-cash charges (credits), net	(9.6)	(15.0)	(34.9)	(2.7)
Total non-cash adjustments to income	46.6	37.3	180.9	186.6
Cash impact of changes in operating assets and liabilities	(8.3)	45.1	4.1	37.2
Net cash provided by operating activities	17.7	58.1	81.0	222.6
Cash flows from investing activities:
Capital expenditures	(17.1)	(24.7)	(74.1)	(80.1)
Capitalized software	(11.6)	(3.6)	(42.1)	(43.0)
Cash paid for business acquisitions, net of cash acquired	0.0	0.0	(148.8)	0.0
Sales and maturities of other investments	0.1	0.0	12.9	0.1
Net cash used in investing activities	(28.6)	(28.3)	(252.1)	(123.0)
Cash flows from financing activities:
Net proceeds from issuance of 1.25% cash convertible notes	(0.4)	0.0	305.1	0.0
Proceeds from issuance of common stock	0.1	1.5	11.4	5.5
Excess tax benefits from stock-based compensation	0.6	2.9	3.9	3.5
Taxes paid related to net share settlement of equity awards	(1.8)	(5.9)	(9.7)	(10.3)
Payments of acquisition financing obligations	0.0	0.0	(29.7)	0.0
Senior secured debt borrowings (payments), net of financing costs	14.7	(17.8)	(149.1)	72.3
Repurchase of common stock	0.0	(0.0)	0.0	(225.9)
Net cash provided by (used in) financing activities	13.2	(19.3)	131.9	(154.9)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.2)	(1.8)	1.5
Net increase (decrease) in cash and cash equivalents	2.2	10.3	(41.0)	(53.8)
Cash and cash equivalents, beginning of period	60.8	93.7	104.0	157.8
Cash and cash equivalents, end of period	$63.0	$104.0	$63.0	$104.0

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	12/31/13	12/31/12	12/31/13	12/31/12
Total revenue, as reported	$351.0	$350.9	$1,373.1	$1,446.3

Deferred revenue and other adjustments	2.6	0.3	9.8	2.1
Provision for revenue deferral	0.0	16.8	0.0	16.8
Total non-GAAP revenue	$353.6	$368.0	$1,382.9	$1,465.2

Gross profit, as reported	$138.2	$136.3	$534.5	$606.5

Deferred revenue and other adjustments	2.6	0.3	9.8	2.1
Provision for revenue deferral	0.0	16.8	0.0	16.8
Acquisition-related amortization	11.3	6.8	41.1	28.4
Stock-based compensation expense	1.3	1.6	5.6	5.9
Non-recurring expenses and transaction-related costs (a)	3.5	0.0	12.2	0.0
Total non-GAAP gross profit	$156.9	$161.8	$603.2	$659.7

Operating income/(loss), as reported	($27.5)	($26.6)	($127.6)	$13.3

Deferred revenue and other adjustments	2.6	0.3	9.8	2.1
Provision for revenue deferral	0.0	16.8	0.0	16.8
Acquisition-related amortization	18.9	15.4	72.3	64.0
Stock-based compensation expense	9.2	12.7	37.0	39.1
Non-recurring expenses and transaction-related costs (a)	20.8	12.1	74.0	26.2
Non-cash asset impairment charges	1.0	0.0	11.5	11.1
Total non-GAAP operating income	$25.0	$30.7	$77.0	$172.6

Net loss, as reported	($20.6)	($24.3)	($104.0)	($1.2)

Deferred revenue and other adjustments	1.8	0.3	7.2	1.6
Provision for revenue deferral	0.0	17.3	0.0	17.3
Acquisition-related amortization	12.9	15.9	52.5	50.0
Stock-based compensation expense	6.3	13.1	26.8	31.7
Non-recurring expenses and transaction-related costs	14.2	12.5	54.0	22.5
Non-cash charges to interest expense and other	1.8	0.0	7.4	0.0
Non-cash asset impairment charges	0.6	0.0	8.6	9.4
Indemnification asset write-off	0.0	0.0	0.0	13.6
Tax benefit	0.0	0.0	0.0	(16.0)
Tax rate alignment	(3.0)	(6.7)	(4.3)	(8.6)
Non-GAAP net income	$14.0	$28.1	$48.2	$120.3

Tax rate	32%	(3%)	28%	24%

Weighted shares outstanding - diluted	178.5	173.5	177.0	180.3

Loss per share - diluted, as reported	($0.12)	($0.14)	($0.59)	($0.01)

Non-GAAP earnings per share - diluted	$0.08	$0.16	$0.27	$0.67

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax.

(a) Non-recurring expenses and transaction-related costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:

	Three Months Ended	Three Months Ended	Year Ended	Year Ended

	12/31/13	12/31/12	12/31/13	12/31/12

Cost of revenue:
MyWay and other product consolidation costs included in cost of revenue	$3.5	$0.0	$12.2	$0.0
Operating expenses:
Severance and other costs	$11.1	$12.1	$42.5	$22.6
MyWay product consolidation	4.5	0.0	11.3	0.0
Transaction-related costs	1.7	0.0	8.0	3.6
Total non-recurring expense and transaction-related costs included in operating expenses	$17.3	$12.1	$61.8	$26.2

Total non-recurring expenses and transaction related costs	$20.8	$12.1	$74.0	$26.2

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions)
(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended

	12/31/13	12/31/12	12/31/13	12/31/12
Total revenue, as reported	$351.0	$350.9	$1,373.1	$1,446.3
Provision for revenue deferral	-	16.8	-	16.8
Deferred revenue and other adjustments	2.6	0.3	9.8	2.1
Total non-GAAP revenue	$353.6	$368.0	$1,382.9	$1,465.2

Net loss, as reported	($20.6)	($24.3)	($104.0)	($1.2)

Income tax benefit	(14.1)	(5.8)	(44.3)	(16.3)
Interest expense (income) and other (income) expense (a)	3.9	2.2	19.5	25.5
Stock-based compensation expense	9.2	12.7	37.0	39.1
Depreciation and amortization	47.0	39.6	178.8	150.2
Deferred revenue and other adjustments	2.6	0.3	9.8	2.1
Provision for revenue deferral	-	16.8	-	16.8
Non-recurring expenses and transaction-related costs (b)	19.5	12.1	71.5	26.2
Asset impairment charges	1.0	-	11.5	11.1

Non-GAAP adjusted EBITDA	$48.5	$53.6	$179.8	$253.5

Non-GAAP adjusted EBITDA margin (c)	14%	15%	13%	17%

(a) Interest expense (income) and other (income) expense has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costsfrom interest expense since such amortization is also included in depreciation and amortization.

(b)  Depreciation expense totaling approximately $1.3 million and $2.5 million has been excluded from non-recurring expenses for the three months and year ended December 31, 2013, respectively, since these amounts are also included in depreciation and amortization.

(c) Non-GAAP adjusted EBITDA margin is calculated by dividing Non-GAAP adjusted EBITDA by Total non-GAAP revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Supplemental Data Sheet
(In millions)
(unaudited)

											Pct Change

	CY 2012				CY 2013				YTD		2013/2012				2013/2012
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	CY 2012	CY 2013	Q1	Q2	Q3	Q4	YTD

Bookings	$194.6	$194.1	$161.8	$180.7	$177.7	$214.1	$235.8	$273.9	$731.2	$901.5	-8.7%	10.3%	45.7%	51.6%	23.3%

Contract Backlog:
Systems	$126	$122	$111	$107	$101	$96	$100	$129	$107	$129	-19.8%	-21.3%	-9.9%	20.6%	20.6%
Professional services	375	381	395	376	387	384	378	378	376	378	3.2%	0.8%	-4.3%	0.5%	0.5%
Maintenance	853	849	860	875	843	845	832	827	875	827	-1.2%	-0.5%	-3.3%	-5.5%	-5.5%
Transaction processing and other	1,509	1,485	1,461	1,450	1,413	1,871	2,002	2,073	1,450	2,073	-6.4%	26.0%	37.0%	43.0%	43.0%
Total Contract Backlog	$2,863	$2,837	$2,827	$2,808	$2,744	$3,196	$3,312	$3,407	$2,808	$3,407	-4.2%	12.7%	17.2%	21.3%	21.3%

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, and Adjusted EBITDA, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended.

  Non-GAAP revenue consists of GAAP revenue as reported and adds back deferred revenue and other adjustments recorded for GAAP purposes.
  Non-GAAP gross profit consists of GAAP gross profit as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring expenses and transaction-related costs.
  Non-GAAP operating income consists of GAAP operating income/(loss) as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, and non-cash asset impairment charges.
  Non-GAAP net income consists of GAAP net income/(loss) as reported, excludes acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, and non-cash asset impairment charges, and adds back deferred revenue and other adjustments, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: the provision for revenue deferral; provision/(benefit) for income taxes; net interest expense and interest income and other income/(expense); stock-based compensation expense; depreciation and amortization; deferred revenue and other adjustments; non-recurring and transaction-related costs; and non-cash asset impairment charges.

Deferred Revenue and Other Adjustments. Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Also included are adjustments for changes in the fair value of a warrant issued to a commercial partner and the effects of straight-lining contractual pricing adjustments over the performance period. Allscripts adds back deferred revenue and other adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Provision for Revenue Deferral. Provision for Revenue Deferral reflects a non-recurring revenue deferral related to clients who have long-aged accounts receivable balances.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Non-Recurring Expenses and Transaction-Related Costs. Non-recurring expenses in the fourth quarter of 2013 relate to certain severance, product consolidation, legal, consulting, and other charges incurred in connection with activities that are considered one-time.

Transaction-related costs during the fourth quarter of 2013 are deferred compensation expenses, incurred in connection with the acquisitions of dbMotion, Ltd. and Jardogs. Allscripts excludes non-recurring expenses and transaction-related costs from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense and other includes the write-off of deferred debt issuance costs associated with the refinancing of the Company's credit facilities during the second quarter of 2013 and non-cash amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013. Also included in this amount are non-cash adjustments to reflect changes in the fair value of derivative financial instruments related to the 1.25 percent Cash Convertible Notes that do not qualify for hedge accounting treatment.

Non-Cash Asset Impairment Charges. Asset impairment charges during the three months and year ended December 31, 2013 relate primarily to product consolidation activities associated with the dbMotion acquisition in the first quarter of 2013 and additional asset impairment related to converging the MyWay Electronic Health Record System ("MyWay") with the Professional Suite Electronic Health Record System ("Professional Suite").

On October 3, 2012, Allscripts announced a plan to standardize its small office electronic health record and practice management systems. As part of this plan, Allscripts will converge, over time, its MyWay and Professional Suite solutions. As a result, the Company recorded an $11.1 million non-cash charge to earnings in the quarter ended September 30, 2012 related to the impairment of previously capitalized software development costs for MyWay plus the net carrying value of a perpetual license for certain software code incorporated in MyWay.

Settlement of Acquired Tax Position. Pursuant to the Framework Agreement between Misys plc and Allscripts signed in 2010, Misys plc agreed to indemnify Allscripts against potential contingent tax liabilities for which it could be potentially liable, arising from Allscripts' purchase of Allscripts shares from Misys plc in 2010.

During the three months ended September 30, 2012, Allscripts settled the acquired tax position indemnified by Misys plc for an amount less than the carrying value of the unrecognized tax liability totaling $29 million. Accordingly, the result for GAAP purposes was the write-off of the remaining tax indemnification asset totaling $16 million, on a pre-tax basis. This charge is substantially not deductible for tax purposes. In addition, the Company decreased its unrecognized tax liability and recorded an offsetting tax benefit of $16 million for the three months ended September 30, 2012. More details on this topic are available on Forms S-4, 10-K and 10-Q filed with the Securities and Exchange Commission on June 29, 2010, February 29, 2012 and August 9, 2012, respectively, as well as in other Company filings with the Securities and Exchange Commission.

Tax Rate Alignment. Tax adjustment to align the current quarter's effective tax rate to the expected annual non-GAAP effective tax rate. Accordingly, the non-GAAP effective tax rate for the year ended December 31, 2013 excludes the impact of a deferred tax asset valuation allowance adjustments recorded in the third quarter during the year.

Management also believes that non-GAAP revenue, gross profit, operating income, net income and non-GAAP net income on a per share basis, and Adjusted EBITDA provide useful supplemental information to management and investors regarding the underlying performance of Allscripts' business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP revenue, operating income, net income and/or Adjusted EBITDA to measure achievement under Allscripts' stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors, Seth Frank, 312-506-1213, seth.frank@allscripts.com; or Media, Concetta Di Franco, +1 312-447-2466, concetta.difranco@allscripts.com